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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                     --------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  June 16, 1998

                                    KTI, INC.
               (Exact name of Registrant as specified in Charter)


       New Jersey                         33-85234                22-2665282
(State or other juris-                  (Commission              (IRS Employer
diction of incorporation)               File Number)              Identification
                                                                  Number)


7000 Boulevard East, Guttenberg, New Jersey                             07093
(Address of principal executive office)                               (Zip Code)


Registrant's telephone number including area code-                (201) 854-7777

                                 Not Applicable
         (Former name and former address, as changed since last report)
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ITEM 5.  OTHER ITEMS.

         On June 16, 1998, KTI, Inc., a New Jersey corporation (the Company or the Registrant) announced that it had acquired all of the outstanding stock of Multitrade Group, Inc, a Virginia corporation and its Multitrade of Martinsville, Inc. subsidiary (collectively, "Multitrade"), having its headquarters in Martinsville, Virginia, from a group of Selling Shareholders. The purchase price was $11.8 million plus $1.7 million for working capital Multitrade's current annual revenues were approximately $6.2 million in 1997.

         Multitrade currently owns and operates two waste-to-energy facilities utilizing biomass waste and coal to produce steam for sale to major industrial users under long-term contracts. An additional unit is currently under construction to provide steam under a long-term contract to another industrial customer also located in the Martinsville, Virginia area.

         Immediately prior to closing, Multitrade transferred certain assets to its Power Plant Constructors, Inc. subsidiary ("PPC") and distributed the stock of PPC to the Selling Shareholders.
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         ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a) Exhibits.

         Exhibit Number    Description
         --------------    -----------

4.1 Stock Purchase Agreement dated June 16, 1998 by and between KTI, Inc. and the Shareholders of Multitrade Group, Inc.

4.2      News release dated June 16, 1998.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                     KTI, Inc.
                                                     (the Registrant)



Dated:            June 16, 1998                      By: /s/ Martin J. Sergi
                                                       -------------------------
                                                       Name:    Martin J. Sergi
                                                       Title:   President